UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K/A
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 20, 2017
Date of Report (Date of earliest event reported)
GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 24, 2017, GlobalSCAPE, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) stating that RSM US LLP (“RSM”) had withdrawn from its engagement by the Audit Committee to reissue its audit report on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2016. The Company provided a copy of the Initial Report to RSM prior to filing it with the Securities and Exchange Commission (the “SEC”). The Company requested that RSM furnish the Company with a letter addressed to the SEC stating whether RSM agrees with the statements made by the Company in the Initial Report in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Initial Report is hereby amended and supplemented by adding the language that appears below.

Item 4.01                                           Changes in Registrant’s Certifying Accountant

Pursuant to the Company’s request, on November 27, 2017, RSM furnished to the Company a letter addressed to the SEC regarding the statements made by the Company in the Initial Report.  A copy of RSM’s letter has been filed as Exhibit 16.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

16.1                        Letter from RSM US LLP to the Securities and Exchange Commission, dated November 27, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBALSCAPE, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr. Chief Financial Officer
Dated:	November 28, 2017